LOCK-UP AGREEMENT


                               November 30, 2000



EBIZ Enterprises, Inc.
15695 N. 83rd Way
Scottsdale, Arizona 85260

Jones Business Systems, Inc.
13715 Murphy Road, Suite D
Stafford, Texas 77477

Gentlemen:

         The undersigned understands that EBIZ Enterprises, Inc., a Nevada corporation ("EBIZ"), Jones Business Systems, Inc., a Texas corporation ("JBSI"), and JBSI Acquisition, Inc., a Texas corporation ("Merger Sub") have entered into an Agreement and Plan of Merger dated November 17, 2000 (the "Merger Agreement") pursuant to which EBIZ will acquire all of the outstanding capital stock and equity interests of JBSI by means of a merger (the "Merger") of JBSI and Merger Sub.

         In consideration of JBSI entering into the Merger Agreement and consummating the Merger, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby confirms, covenants and agrees for the benefit of EBIZ and JBSI that for a period of one year from the Closing Date (as defined in the Merger Agreement), he will not offer, sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, shares of the Common Stock of EBIZ, including any other securities that are convertible into or exercisable or exchangeable for or that represent a right to purchase or receive, Common Stock of EBIZ ("EBIZ Common Stock") in an amount in excess of 25% per quarter of such one year period, of the number of shares of EBIZ Common Stock the undersigned would be permitted to sell pursuant to Rule 144 of the Securities Act of 1933, as amended.



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         The undersigned acknowledges and agrees that the covenants and agreements set forth herein supersede, to the extent of the subject matter hereof, the provisions of any agreements or instruments defining the rights of the undersigned with respect to any shares of EBIZ Common Stock beneficially owned or controlled by the undersigned.

                                         Very truly yours,


/s/ Stephen P. Shadle
Name: Stephen P. Shadle

Address:
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Stephen P. and Roberta G. Shadle Trust

By:   /s/  Stephen P. Shadle
Name: Stephen P. Shadle,
Title: Trustee

Address:
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/s/ Bruce Parsons
Name: Bruce Parsons

Address:
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/s/ Judy Parsons
Name: Judy Parsons

Address:
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/s/ Scott Shadle
Name: Scott Shadle

Address:
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/s/ Nick Futter
Name: Nick Futter

Address:
         -----------------------------------

/s/ Don Young
Name: Don Young

Address:
         -----------------------------------

/s/ Dave Colesante
Name: Dave Colesante

Address:
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/s/ Michael G. Colesante
Name: Michael G. Colesante

Address:
         -----------------------------------